FOR IMMEDIATE RELEASE

HENRY SCHEIN REPORTS RECORD THIRD QUARTER RESULTS

Adjusted EPS up 13.0% to $1.22
Company affirms 2013 financial guidance, expects 2014 EPS growth of 10-12%

MELVILLE, N.Y.  - November 5, 2013 – Henry Schein, Inc. (NASDAQ: HSIC), the world’s largest provider of health care products and services to office-based dental, animal health and medical practitioners, today reported record financial results for the quarter ended September 28, 2013.
Net sales for the third quarter of 2013 were $2.3 billion, an increase of 5.3% compared with the third quarter of 2012.  This consisted of 5.2% growth in local currencies and 0.1% growth related to foreign currency exchange.  In local currencies, internally generated sales increased 3.4% and acquisition growth was 1.8% (see Exhibit A for details of sales growth).
Net income attributable to Henry Schein, Inc. for the third quarter of 2013 was $107.4 million or $1.23 per diluted share.  Excluding certain one-time items, adjusted net income attributable to Henry Schein, Inc. for the third quarter of 2013 was $106.5 million or $1.22 per diluted share, an increase of 10.1% and 13.0%, respectively, compared with the third quarter of 2012 (see Exhibit B for reconciliation of GAAP net income and EPS to non-GAAP adjusted net income and EPS).
“Solid growth in sales and earnings during the quarter reflects our strategy of organic growth complemented by strategic acquisitions and our ongoing commitment to controlling expenses,” said Stanley M. Bergman, Chairman of the Board and Chief Executive Officer of Henry Schein.  “We are pleased to be affirming 2013 financial guidance while introducing guidance for 2014 diluted EPS that represents growth of 10% to 12% compared with the midpoint of our 2013 range.”
Global Dental sales of $1.2 billion increased 5.7%, consisting of 5.2% growth in local currencies and 0.5% growth related to foreign currency exchange.  In local currencies, internally generated sales increased 3.0% and acquisition growth was 2.2%.  The 3.0% internal growth in local currencies included 4.8% growth in North America and a 0.1% decline in International.
“North America Dental sales gains were highlighted by nearly 10% internal growth in local

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currencies for equipment sales and service revenue. Consumable merchandise growth was in line with the previous quarter when considering the timing of various holidays,” commented Mr. Bergman.  “International Dental equipment internal sales in local currencies increased slightly following a strong quarter that benefitted from the biennial International Dental Show (IDS) in Germany.”
Global Animal Health sales of $642.3 million increased 7.4%, including 8.0% growth in local currencies and a 0.6% decline related to foreign currency exchange.  In local currencies, internally generated sales increased 5.9% and acquisition growth was 2.1%.  The 5.9% internal growth in local currencies included 10.4% growth in North America and 2.1% growth in International.
“Our Global Animal Health business continued to perform well during the quarter.  North America internal sales performed slightly above our expectations for growth in the high single digits,” commented Mr. Bergman.  “In addition, we are delighted to return to positive internal growth in local currencies for International Animal Health, with modest growth in most countries we serve.”
Global Medical sales of $444.5 million increased 0.5%, including 0.3% growth in local currencies and 0.2% growth related to foreign currency exchange.  Sales of seasonal influenza vaccines were lower this quarter than in the prior-year quarter.  Excluding sales of seasonal influenza vaccines from both periods, Global Medical sales increased 2.6%, with 2.4% growth in local currencies including 2.8% growth in North America.
“We believe that patient traffic to U.S. physician offices was slightly down during the quarter compared to recent trends.  However, we remain confident that our focus on large practices will allow us to continue to gain market share,” remarked Mr. Bergman.  “We sold approximately 6.3 million doses of seasonal influenza vaccines during the third quarter and as of today we have sold approximately 8.3 million doses, representing essentially all of this season’s supply.”
Global Technology and Value-Added Services sales of $78.9 million increased 11.2%, including 11.8% growth in local currencies and a 0.6% decline related to foreign currency exchange.  In local currencies, internally generated sales increased 8.5% and acquisition growth was 3.3%.
“Technology and Value-Added Services sales growth continued to be strong during the quarter, in particular in International markets,” commented Mr. Bergman.  “Once again sales growth was driven by electronic services recurring revenue and software sales.”

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Stock Repurchase Plan
The Company announced that it repurchased approximately 730,000 shares of its common stock during the third quarter at an average price of $102.74 per share, or approximately $75.0 million.  The impact of the repurchase of shares on third quarter diluted EPS was immaterial.  At the close of the third quarter, Henry Schein had approximately $74 million authorized for future repurchases of its common stock.

Year-to-Date Results
For the first nine months of 2013, net sales of $7.0 billion increased 7.7% compared with the first nine months of 2012.  There was no impact from foreign currency exchange in the nine-month period.  Internally generated sales increased 3.6% and acquisition growth was 4.1%.
Net income attributable to Henry Schein, Inc. for the first nine months of 2013 was $307.3 million or $3.49 per diluted share.  Excluding certain one-time items, adjusted net income attributable to Henry Schein, Inc. for the first nine months of 2013 was $309.1 million or $3.51 per diluted share, an increase of 8.0% and 10.4%, respectively, compared with adjusted net income for the first nine months of 2012 (see Exhibit B for reconciliation of GAAP net income and EPS to non-GAAP adjusted net income and EPS).

2013 EPS Guidance
Henry Schein today affirmed 2013 financial guidance, as follows:

•	For 2013 the Company expects adjusted diluted EPS attributable to Henry Schein, Inc. to be $4.86 to $4.91. This represents growth of 9% to 11% compared with 2012 results excluding restructuring costs.
•
Guidance for 2013 adjusted diluted EPS attributable to Henry Schein, Inc. excludes a charge related to the debt refinancing of Butler Schein Animal Health of $0.03 per diluted share, a charge related to divesting a non-controlling interest in a dental wholesale distributor in the Middle East of $0.14 per diluted share and an overseas tax benefit of $0.15 per diluted share.

•
Guidance for 2013 adjusted diluted EPS attributable to Henry Schein, Inc. is for current continuing operations as well as completed or previously announced acquisitions, and does not include the impact of potential future acquisitions, if any.

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2014 EPS Guidance
Henry Schein today introduced 2014 financial guidance, as follows:

•	For 2014 the Company expects diluted EPS attributable to Henry Schein, Inc. to be $5.37 to $5.47, which represents growth of 10% to 12% compared with the midpoint of the 2013 guidance range.
•
Guidance for 2014 diluted EPS attributable to Henry Schein, Inc. is for current continuing operations as well as completed or previously announced acquisitions, and does not include the impact of potential future acquisitions, if any.

Third Quarter Conference Call Webcast
The Company will hold a conference call to discuss third quarter financial results today, beginning at 10:00 a.m. Eastern time.  Individual investors are invited to listen to the conference call over the Internet through Henry Schein’s website at www.henryschein.com.  In addition, a replay will be available beginning shortly after the call has ended.

2013 Analyst and Investor Day
Henry Schein will host an Analyst and Investor Day event on December 11, 2013 from 8:00 a.m. to 2:00 p.m. Eastern time in New York City.  Institutional and analyst attendees must register in advance as space is limited.  A live webcast of the presentations will be available in the Investor Relations section of the Company's website at www.henryschein.com.

About Henry Schein, Inc.
Henry Schein, Inc. is the world's largest provider of health care products and services to office-based dental, animal health and medical practitioners.  The Company also serves dental laboratories, government and institutional health care clinics, and other alternate care sites.  A Fortune 500® Company and a member of the NASDAQ 100® Index, Henry Schein employs nearly 16,000 Team Schein Members and serves more than 775,000 customers.
The Company offers a comprehensive selection of products and services, including value-added solutions for operating efficient practices and delivering high-quality care.  Henry Schein operates through a centralized and automated distribution network, with a selection of more than 96,000 branded products and Henry Schein private-brand products in stock, as well as more than 110,000 additional products available as special-order items. The Company also offers its customers exclusive, innovative

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technology solutions, including practice management software and e-commerce solutions, as well as a broad range of financial services.
Headquartered in Melville, N.Y., Henry Schein has operations or affiliates in 25 countries.  The Company's sales reached a record $8.9 billion in 2012, and have grown at a compound annual rate of 17% since Henry Schein became a public company in 1995.  For more information, visit the Henry Schein website at www.henryschein.com.

Cautionary Note Regarding Forward-Looking Statements

In accordance with the "Safe Harbor" provisions of the Private Securities Litigation Reform Act of 1995, we provide the following cautionary remarks regarding important factors that, among others, could cause future results to differ materially from the forward-looking statements, expectations and assumptions expressed or implied herein.  All forward-looking statements made by us are subject to risks and uncertainties and are not guarantees of future performance.  These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance and achievements or industry results to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.  These statements are identified by the use of such terms as "may," "could," "expect," "intend," "believe," "plan," "estimate," "forecast," "project," "anticipate" or other comparable terms.  A full discussion of our operations and financial condition, including factors that may affect our business and future prospects, is contained in documents we have filed with the SEC and will be contained in all subsequent periodic filings we make with the SEC. These documents identify in detail important risk factors that could cause our actual performance to differ materially from current expectations.
Risk factors and uncertainties that could cause actual results to differ materially from current and historical results include, but are not limited to: effects of a highly competitive market; our dependence on third parties for the manufacture and supply of our products; our dependence upon sales personnel, customers, suppliers and manufacturers; our dependence on our senior management; fluctuations in quarterly earnings; risks from expansion of customer purchasing power and multi-tiered costing structures; possible increases in the cost of shipping our products or other service issues with our third-party shippers; general global macro-economic conditions; disruptions in financial markets; possible volatility of the market price of our common stock; changes in the health care industry; implementation of health care laws; failure to comply with regulatory requirements and data privacy laws; risks associated with our global operations; transitional challenges associated with acquisitions and joint ventures, including the failure to achieve anticipated synergies; financial risks associated with acquisitions and joint ventures; litigation risks; the dependence on our continued product development, technical support and successful marketing in the technology segment; risks from rapid technological change; risks from disruption to our information systems; certain provisions in our governing documents that may discourage third-party acquisitions of us; and changes in tax legislation. The order in which these factors appear should not be construed to indicate their relative importance or priority.
We caution that these factors may not be exhaustive and that many of these factors are beyond our ability to control or predict.  Accordingly, any forward-looking statements contained herein should not be relied upon as a prediction of actual results.  We undertake no duty and have no obligation to update forward-looking statements.

CONTACTS:	Investors
Steven Paladino
Executive Vice President and Chief Financial Officer
steven.paladino@henryschein.com
(631) 843-5500

Carolynne Borders
Vice President, Investor Relations
carolynne.borders@henryschein.com
(631) 390-8105

Media
Susan Vassallo
Vice President, Corporate Communications
susan.vassallo@henryschein.com
(631) 843-5562

(TABLES TO FOLLOW)

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HENRY SCHEIN, INC.
CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share data)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 28,	September 29,	September 28,	September 29,
	2013	2012	2013	2012

Net sales	$2,348,956	$2,231,058	$7,034,277	$6,531,529
Cost of sales	1,709,309	1,622,014	5,077,783	4,687,511
Gross profit	639,647	609,044	1,956,494	1,844,018
Operating expenses:
Selling, general and administrative	479,170	459,422	1,466,323	1,391,207
Restructuring costs	-	-	-	15,192
Operating income	160,477	149,622	490,171	437,619
Other income (expense):
Interest income	3,236	3,283	9,744	10,222
Interest expense	(5,051)	(7,308)	(22,668)	(22,659)
Other, net	1,263	988	859	2,343
Income before taxes and equity in earnings
of affiliates	159,925	146,585	478,106	427,525
Income taxes	(34,660)	(44,709)	(135,287)	(133,750)
Equity in earnings of affiliates	3,642	3,434	6,209	7,898
Loss on sale of equity investment	(12,535)	-	(12,535)	-
Net income	116,372	105,310	336,493	301,673
Less: Net income attributable to noncontrolling interests	(8,994)	(8,539)	(29,207)	(26,064)
Net income attributable to Henry Schein, Inc.	$107,378	$96,771	$307,286	$275,609

Earnings per share attributable to Henry Schein, Inc.:

Basic	$1.25	$1.11	$3.56	$3.14
Diluted	$1.23	$1.08	$3.49	$3.06

Weighted-average common shares outstanding:
Basic	85,646	87,465	86,208	87,802
Diluted	87,404	89,647	87,967	90,075

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HENRY SCHEIN, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share data)

	September 28,	December 29,
	2013	2012
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$69,915	$122,080
Accounts receivable, net of reserves of $76,007 and $75,240	1,103,272	1,015,194
Inventories, net	1,123,107	1,203,507
Deferred income taxes	66,766	64,049
Prepaid expenses and other	272,360	299,547
Total current assets	2,635,420	2,704,377
Property and equipment, net	265,273	273,458
Goodwill	1,634,480	1,601,046
Other intangibles, net	431,504	462,182
Investments and other	311,412	292,934
Total assets	$5,278,089	$5,333,997

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$723,905	$787,658
Bank credit lines	15,751	27,166
Current maturities of long-term debt	80,588	17,992
Accrued expenses:
Payroll and related	181,444	207,381
Taxes	156,945	132,774
Other	287,812	299,738
Total current liabilities	1,446,445	1,472,709
Long-term debt	311,458	488,121
Deferred income taxes	205,263	196,814
Other liabilities	128,937	125,314
Total liabilities	2,092,103	2,282,958

Redeemable noncontrolling interests	475,021	435,175
Commitments and contingencies

Stockholders' equity:
Preferred stock, $.01 par value, 1,000,000 shares authorized,
none outstanding	-	-
Common stock, $.01 par value, 240,000,000 shares authorized,
86,029,175 outstanding on September 28, 2013 and
87,850,671 outstanding on December 29, 2012	860	879
Additional paid-in capital	328,657	375,946
Retained earnings	2,328,174	2,183,905
Accumulated other comprehensive income	51,151	52,855
Total Henry Schein, Inc. stockholders' equity	2,708,842	2,613,585
Noncontrolling interests	2,123	2,279
Total stockholders' equity	2,710,965	2,615,864
Total liabilities, redeemable noncontrolling interests and stockholders' equity	$5,278,089	$5,333,997

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HENRY SCHEIN, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 28,	September 29,	September 28,	September 29,
	2013	2012	2013	2012

Cash flows from operating activities:
Net income	$116,372	$105,310	$336,493	$301,673
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation and amortization	31,845	30,600	96,081	91,989
Accelerated amortization of deferred financing costs	-	-	6,203	-
Loss on sale of equity investment	12,535	-	12,535	-
Stock-based compensation expense	7,963	11,818	24,695	31,867
Provision for losses on trade and other
accounts receivable	1,323	701	3,477	3,338
Benefit from deferred income taxes	(28,349)	(763)	(12,799)	(8,478)
Equity in earnings of affiliates	(3,642)	(3,434)	(6,209)	(7,898)
Distributions from equity affiliates	2,836	3,290	9,286	9,297
Other	8,789	6,629	14,156	10,488
Changes in operating assets and liabilities,
net of acquisitions:
Accounts receivable	(48,296)	(46,632)	(93,451)	(105,961)
Inventories	(5,160)	(73,687)	76,877	(85,027)
Other current assets	24,047	(18,710)	11,123	(26,788)
Accounts payable and accrued expenses	32,533	63,423	(88,920)	(6,062)
Net cash provided by operating activities	152,796	78,545	389,547	208,438

Cash flows from investing activities:
Purchases of fixed assets	(16,799)	(11,562)	(38,733)	(32,934)
Payments for equity investments and business
acquisitions, net of cash acquired	(806)	(85,913)	(34,514)	(206,261)
Payments related to sale of equity investment	(13,364)	-	(13,364)	-
Proceeds from sales of available-for-sale securities	-	2,000	-	6,025
Other	(2,076)	255	(7,147)	(4,130)
Net cash used in investing activities	(33,045)	(95,220)	(93,758)	(237,300)

Cash flows from financing activities:
Proceeds from (repayments of) bank borrowings	90	71,677	(11,550)	98,061
Proceeds from issuance of long-term debt	195,000	5,082	678,781	105,132
Debt issuance costs	(8)	(1,191)	(1,327)	(1,404)
Principal payments for long-term debt	(255,863)	(2,842)	(793,863)	(38,217)
Proceeds from issuance of stock upon exercise
of stock options	3,184	3,058	22,636	43,773
Payments for repurchases of common stock	(74,967)	(58,798)	(226,478)	(215,689)
Excess tax benefits related to stock-based
compensation	1,168	592	6,496	10,643
Distributions to noncontrolling shareholders	(5,041)	(2,986)	(18,049)	(11,581)
Acquisitions of noncontrolling interests in
subsidiaries	(132)	-	(5,886)	(20,013)
Net cash provided by (used in) financing activities	(136,569)	14,592	(349,240)	(29,295)

Net change in cash and cash equivalents	(16,818)	(2,083)	(53,451)	(58,157)
Effect of exchange rate changes on cash and
cash equivalents	7,894	3,523	1,286	209
Cash and cash equivalents, beginning of period	78,839	87,896	122,080	147,284
Cash and cash equivalents, end of period	$69,915	$89,336	$69,915	$89,336

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Exhibit A1 - QTD Sales

Henry Schein, Inc.
2013 Third Quarter
Sales Summary
(in thousands)
(unaudited)

Q3 2013 over Q3 2012

Global	Q3 2013	Q3 2012	Total Sales Growth

Dental	$1,183,201	$1,119,430	5.7%

Animal Health	642,289	598,124	7.4%

Medical	444,533	442,538	0.5%

Total Health Care Distribution	2,270,023	2,160,092	5.1%

Technology and value-added services	78,933	70,966	11.2%

Total Global	$2,348,956	$2,231,058	5.3%

North America	Q3 2013	Q3 2012	Total Sales Growth

Dental	$745,866	$714,731	4.4%

Animal Health	305,104	276,435	10.4%

Medical	426,311	424,086	0.5%

Total Health Care Distribution	1,477,281	1,415,252	4.4%

Technology and value-added services	67,935	61,233	10.9%

Total North America	$1,545,216	$1,476,485	4.7%

International	Q3 2013	Q3 2012	Total Sales Growth

Dental	$437,335	$404,699	8.1%

Animal Health	337,185	321,689	4.8%

Medical	18,222	18,452	-1.2%

Total Health Care Distribution	792,742	744,840	6.4%

Technology and value-added services	10,998	9,733	13.0%

Total International	$803,740	$754,573	6.5%

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Exhibit A1 - YTD Sales

Henry Schein, Inc.
2013 Third Quarter Year to Date
Sales Summary
(in thousands)
(unaudited)

Q3 2013 YTD over Q3 2012 YTD

Global	Q3 2013 YTD	Q3 2012 YTD	Total Sales Growth

Dental	$3,633,577	$3,461,015	5.0%

Animal Health	1,947,728	1,709,972	13.9%

Medical	1,221,282	1,158,486	5.4%

Total Health Care Distribution	6,802,587	6,329,473	7.5%

Technology and value-added services	231,690	202,056	14.7%

Total Global	$7,034,277	$6,531,529	7.7%

North America	Q3 2013 YTD	Q3 2012 YTD	Total Sales Growth

Dental	$2,227,620	$2,152,532	3.5%

Animal Health	937,755	840,681	11.5%

Medical	1,161,255	1,098,925	5.7%

Total Health Care Distribution	4,326,630	4,092,138	5.7%

Technology and value-added services	198,472	174,062	14.0%

Total North America	$4,525,102	$4,266,200	6.1%

International	Q3 2013 YTD	Q3 2012 YTD	Total Sales Growth

Dental	$1,405,957	$1,308,483	7.4%

Animal Health	1,009,973	869,291	16.2%

Medical	60,027	59,561	0.8%

Total Health Care Distribution	2,475,957	2,237,335	10.7%

Technology and value-added services	33,218	27,994	18.7%

Total International	$2,509,175	$2,265,329	10.8%

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Exhibit A2 - QTD Sales Growth

Henry Schein, Inc.
2013 Third Quarter
Sales Growth Rate Summary
(unaudited)

Q3 2013 over Q3 2012

Global	Consolidated	Dental	Animal Health	Medical	Technology/ VAS

Local Internal Sales Growth	3.4%	3.0%	5.9%	0.3%	8.5%

Acquisitions	1.8%	2.2%	2.1%	0.0%	3.3%

Local Currency Sales Growth	5.2%	5.2%	8.0%	0.3%	11.8%

Foreign Currency Exchange	0.1%	0.5%	-0.6%	0.2%	-0.6%

Total Sales Growth	5.3%	5.7%	7.4%	0.5%	11.2%

Total sales growth excluding
influenza vaccine sales	5.8%			2.6%

Local currency internal sales growth
excluding influenza vaccine sales	3.9%			2.4%

North America	Consolidated	Dental	Animal Health	Medical	Technology/ VAS

Local Internal Sales Growth	4.7%	4.8%	10.4%	0.5%	7.3%

Acquisitions	0.2%	0.0%	0.0%	0.0%	3.8%

Local Currency Sales Growth	4.9%	4.8%	10.4%	0.5%	11.1%

Foreign Currency Exchange	-0.2%	-0.4%	0.0%	0.0%	-0.2%

Total Sales Growth	4.7%	4.4%	10.4%	0.5%	10.9%

Total sales growth excluding
influenza vaccine sales	5.4%			2.8%

Local currency internal sales growth
excluding influenza vaccine sales	5.5%			2.8%

International	Consolidated	Dental	Animal Health	Medical	Technology/ VAS

Local Internal Sales Growth	0.9%	-0.1%	2.1%	-5.8%	16.2%

Acquisitions	4.9%	6.0%	3.8%	0.0%	0.0%

Local Currency Sales Growth	5.8%	5.9%	5.9%	-5.8%	16.2%

Foreign Currency Exchange	0.7%	2.2%	-1.1%	4.6%	-3.2%

Total Sales Growth	6.5%	8.1%	4.8%	-1.2%	13.0%

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Exhibit A2 - YTD Sales Growth

Henry Schein, Inc.
2013 Third Quarter Year to Date
Sales Growth Rate Summary
(unaudited)

Q3 2013 YTD over Q3 2012 YTD

Global	Consolidated	Dental	Animal Health	Medical	Technology/ VAS

Local Internal Sales Growth	3.6%	1.9%	5.7%	4.6%	9.9%

Acquisitions	4.1%	2.8%	8.6%	0.7%	5.1%

Local Currency Sales Growth	7.7%	4.7%	14.3%	5.3%	15.0%

Foreign Currency Exchange	0.0%	0.3%	-0.4%	0.1%	-0.3%

Total Sales Growth	7.7%	5.0%	13.9%	5.4%	14.7%

Total sales growth excluding
influenza vaccine sales	7.8%			5.9%

Local currency internal sales growth
excluding influenza vaccine sales	3.7%			5.0%

North America	Consolidated	Dental	Animal Health	Medical	Technology/ VAS

Local Internal Sales Growth	5.5%	3.2%	11.5%	4.9%	8.9%

Acquisitions	0.7%	0.5%	0.0%	0.8%	5.2%

Local Currency Sales Growth	6.2%	3.7%	11.5%	5.7%	14.1%

Foreign Currency Exchange	-0.1%	-0.2%	0.0%	0.0%	-0.1%

Total Sales Growth	6.1%	3.5%	11.5%	5.7%	14.0%

Total sales growth excluding
influenza vaccine sales	6.2%			6.2%

Local currency internal sales growth
excluding influenza vaccine sales	5.6%			5.4%

International	Consolidated	Dental	Animal Health	Medical	Technology/ VAS

Local Internal Sales Growth	0.1%	-0.2%	0.1%	-1.2%	16.5%

Acquisitions	10.3%	6.6%	16.9%	0.0%	4.4%

Local Currency Sales Growth	10.4%	6.4%	17.0%	-1.2%	20.9%

Foreign Currency Exchange	0.4%	1.0%	-0.8%	2.0%	-2.2%

Total Sales Growth	10.8%	7.4%	16.2%	0.8%	18.7%

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Exhibit B

Henry Schein, Inc.
2013 Third Quarter and YTD
Reconciliation of reported GAAP net income and diluted EPS attributable to Henry Schein, Inc. to non-GAAP net income and diluted EPS attributable to Henry Schein, Inc.
(in thousands, except per share data)
(unaudited)

	Third Quarter			YTD
			%			%
	2013	2012	Growth	2013	2012	Growth
Net Income attributable to Henry Schein, Inc.	$107,378	$96,771	11.0%	$307,286	$275,609	11.5%
Diluted EPS attributable to Henry Schein, Inc.	$1.23	$1.08	13.9%	$3.49	$3.06	14.1%

Non-GAAP Adjustments (after-tax)
Foreign tax benefit (1)	$(13,398)	$-		$(13,398)	$-
Loss on sale of equity investment (2)	12,535	-		12,535	-
Accelerated amortization of deferred financing costs (3)	-	-		2,679	-
Restructuring costs (4)	-	-		-	10,537
Total non-GAAP adjustments to Net Income
attributable to Henry Schein, Inc.	$(863)	$-		$1,816	$10,537
Total non-GAAP adjustments to diluted EPS
attributable to Henry Schein, Inc.	$(0.01)	$-		$0.02	$0.12

Non-GAAP Net Income attributable to
Henry Schein, Inc.	$106,515	$96,771	10.1%	$309,102	$286,146	8.0%
Non-GAAP diluted EPS attributable to
Henry Schein, Inc.	$1.22	$1.08	13.0%	$3.51	$3.18	10.4%

This non-GAAP comparison is being presented in order to provide a more comparable basis for analysis.  Earnings per share numbers may not sum due to rounding.

(1)	Represents tax benefit related to expected utilization of tax loss carryforwards outside the U.S.

(2)	Represents loss on divestiture of a noncontrolling interest in a dental wholesale distributor in the Middle East. There was no tax benefit related to this loss.

(3)	Represents non-cash, one-time expenses related to the debt refinancing of Henry Schein Animal Health.

(4)	Represents restructuring costs recorded in the first and second quarters of 2012.

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